MADISON FUNDS
OPERATING EXPENSE LIMITATION AGREEMENT
This Operating Expense Limitation Agreement (the “Agreement”) is made as of the 1st day of December, 2023 by and between MADISON FUNDS (the “Trust”), a Delaware statutory trust, on behalf of each of the series of the Trust listed in Exhibit A hereto, as may be amended from time to time (each a “Fund” and collectively, the “Funds”), and the investment adviser to the Funds, MADISON ASSET MANAGEMENT, LLC (the “Adviser”), a Wisconsin limited liability company with its principal place of business at 550 Science Drive, Madison, Wisconsin 53711.
WITNESSETH:
WHEREAS, the Adviser renders advice and services to the Funds pursuant to the terms and provisions of an Investment Advisory Agreement between the Trust and the Adviser dated as of December 1, 2023, as may be amended from time to time (the “Investment Advisory Agreement”);
WHEREAS, the Adviser and the Trust are also parties to an administrative services agreement dated as of February 9, 2023, as may be amended from time to time (the “Services Agreement”), pursuant to which the Adviser has agreed to provide or arrange to have a third party provide the Funds with such services as they may require in the ordinary course of business, to the extent the Adviser, acting as the Funds’ investment adviser, has not undertaken to provide such services;
WHEREAS, the Adviser desires to limit each Fund’s Operating Expenses (as defined in Section 2, below) pursuant to the terms and provisions of this Agreement, and the Trust (on behalf of each Fund) desires to allow the Adviser to implement those limits; and
WHEREAS, the Trust and the Adviser have determined that it is appropriate and in the best interests of each Fund and its shareholders to enter into this Agreement by which the Adviser limits the expenses of the Funds, and, therefore, have entered into this Agreement in order to maintain the Funds’ expense ratio within the Annual Limit (as defined in Section 1, below) for the time period specified herein.
NOW THEREFORE, in consideration of the covenants and the mutual promises hereinafter set forth, the parties, intending to be legally bound hereby, mutually agree as follows:
1. LIMIT ON OPERATING EXPENSES. The Adviser hereby agrees to waive its management fees and/or reimburse expenses of each Fund to the extent necessary to limit each class of each Fund’s total current Operating Expenses to the annual rate listed in Exhibit A (the “Annual Limit”). In the event that the current Operating Expenses of a Fund, as accrued each month, exceed its Annual Limit, the Adviser will pay to such Fund, on a monthly basis, the excess expense within 30 days of being notified that an excess expense payment is due. The Adviser shall have discretion regarding whether expenses will be reimbursed or assumed, on the one hand, or fees will be waived, on the other hand, to satisfy the Annual Limit.
2. DEFINITION. For purposes of this Agreement, the term “Operating Expenses” with respect to the Funds is defined to include all expenses necessary or appropriate for the operation of the Funds and each of their share classes, including the Adviser’s investment management fee described in the Investment Advisory Agreement and the service fee described in the Services Agreement, but does not include any front-end or contingent deferred loads, taxes, leverage (i.e., any expenses incurred in connection with borrowings made by a Fund), interest (including interest incurred in connection with bank and custody overdrafts), brokerage commissions and other transactional expenses, dividends or interest on short positions, acquired fund fees and expenses, extraordinary expenses such as litigation, or other expenses that are “excluded expenses” under the Services Agreement (which consist of, among other things, Rule 12b-1 fees and Independent Trustee compensation).
3. NO REIMBURSEMENT OF FEES AND EXPENSES. The Adviser does not have the right to receive reimbursement of any excess payments paid by it pursuant to Paragraph 1 of this Agreement.
4. TERM. This Agreement shall become effective with respect to each Fund as of the effective date set forth on Exhibit B hereto, and shall continue for an initial term of two years (the “Initial Term”). After the Initial Term, this Agreement may continue in effect thereafter for additional periods of one year, or such other period as may be agreed upon by the Trust and the Adviser, so long as such continuation is approved for each Fund at least annually by the Board of Trustees.
5. TERMINATION. This Agreement may not be terminated by either party during the Initial Term. After the Initial Term, if continued as set forth in Section 4, above, this Agreement may be terminated at any time, and without payment of any penalty, by (i) the Board of Trustees of the Trust, on behalf of any or all Funds, upon sixty (60) days’ written notice to the Adviser; or (ii) by the Adviser, subject to the consent of the Board of Trustees of the Trust, which consent will not be unreasonably withheld. This Agreement will automatically terminate if the Investment Advisory Agreement is terminated, with such termination effective upon the effective date of the Investment Advisory Agreement’s termination.
6. ASSIGNMENT. This Agreement and all rights and obligations hereunder may not be assigned without the written consent of the other party.
7. SEVERABILITY. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule, or otherwise, the remainder of this Agreement shall not be affected thereby.
8. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, provided, however, that nothing herein shall be construed in a manner that is inconsistent with the Investment Company Act of 1940, as amended (the “1940 Act”), the Investment Advisers Act of 1940, as amended, or the rules and regulations promulgated thereunder. Any question of interpretation of any term or provision of this Agreement, including but not limited to the investment management fee, the services fee, the computations of net asset values, and the allocation of expenses, having a counterpart in or otherwise derived from the terms and provisions of the Investment Advisory Agreement, the Services Agreement or the Investment Company Act of 1940, shall have the same meaning as and be resolved by reference to such agreement(s) or the 1940 Act.
9. COUNTERPARTS; ELECTRONIC SIGNATURES. This Agreement may be executed in one or more counterparts and by exchange of original and/or electronic (.PDF and/or DocuSign) signature pages, all of which shall be considered but one and the same agreement, and shall become effective when one or more such counterparts have been signed by each of the parties and delivered to the other party.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and attested by their duly authorized officers, as of the day and year first above written.

MADISON FUNDS on behalf its Funds listed on Exhibit A	MADISON ASSET MANAGEMENT, LLC

By: /s/ Patrick F. Ryan	By: /s/ Steve J. Fredricks
Name: Patrick F. Ryan	Name: Steve J. Fredricks
Title: President	Title: Chief Legal Officer

EXHIBIT A

Fund Name	Share Class	Operating Expense Limitation as a Percentage of Average Daily Net Assets
Conservative Allocation	Class A	0.70%
	Class C	1.45%
Moderate Allocation	Class A	0.70%
	Class C	1.45%
Aggressive Allocation	Class A	0.70%
	Class C	1.45%
Tax-Free Virginia	Class Y	0.85%
Tax-Free National	Class Y	0.75%
High Quality Bond	Class Y	0.49%
	Class I	0.40%
Core Bond	Class A	0.84%
	Class Y	0.59%
	Class I	0.49%
	Class R6	0.41%
Diversified Income	Class A	0.65%
	Class C	1.40%
Covered Call & Equity Income	Class A	1.25%
	Class C	2.00%
	Class Y	1.00%
	Class I	0.95%
	Class R6	0.87%

Dividend Income	Class A	1.15%
	Class Y	0.90%
	Class I	0.80%
	Class R6	0.72%
Investors	Class A	1.15%
	Class Y	0.90%
	Class I	0.80%
	R6	0.72%
Sustainable Equity	Class Y	0.90%
	Class I	0.80%
Mid Cap	Class A	1.40%
	Class Y	0.95%
	Class I	0.85%
	Class R6	0.77%
Small Cap	Class A	1.34%
	Class Y	1.09%
	Class I	0.99%
	Class R6	0.91%
International Stock	Class A	1.60%
	Class Y	1.35%

Exhibit B

Fund Name	Effective Date	Initial Term[2]
Conservative Allocation	12/1/23	11/30/25
Moderate Allocation	12/1/23	11/30/25
Aggressive Allocation	12/1/23	11/30/25
Tax-Free Virginia	12/1/23	11/30/25
Tax-Free National	12/1/23	11/30/25
Core Bond	12/1/23	11/30/25
High Quality Bond	12/1/23	11/30/25
Diversified Income	12/1/23	11/30/25
Dividend Income	12/1/23	11/30/25
Covered Call & Equity Income	1/29/24[1]	1/28/26
Investors	12/1/23	11/30/25
Sustainable Equity	12/1/23	11/30/25
Mid Cap	12/1/23	11/30/25
Small Cap	12/1/23	11/30/25
International Stock	12/1/23	11/30/25
1 From December 1, 2023 to January 28, 2024, the Covered Call & Equity Income Fund received investment management services from the Adviser pursuant to an interim investment advisory agreement that terminated upon the approval of the Investment Advisory Agreement by the Fund’s shareholders on January 29, 2024. The effective date and initial term of this Agreement for the Fund matches the effective date and initial term of the Investment Advisory Agreement for the Fund.
2 After the initial term, the Agreement may continue in effect for successive periods of one year as provided in Section 4 of the Agreement.